Delaware The First State Page 1 5527927 8100 Authentication: 202968527 SR# 20250603986 Date: 02-19-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VOLATO GROUP, INC.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF FEBRUARY, A.D. 2025, AT 11:16 O`CLOCK A.M.